UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2016

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensation Arrangements of Certain Officers and Directors

On February 4, 2016, the Compensation Committee of the Board of Directors approved 2016 base salaries, 2015 bonuses and 2016 equity awards for the executive officers of Dynavax Technologies Corporation (“Dynavax”), including the named executive officers, except for Eddie Gray’s 2016 salary, which was approved by the Board of Directors on February 5, 2016.

The 2016 base salaries, 2015 bonuses and 2016 equity awards are as set forth below:

Name and Title	2016 Base Salary	2015 Bonus	2016 Stock Award
			Option (1)	Restricted Stock Unit (2)
Eddie Gray	$600,000	$370,491	280,000	70,000
Chief Executive Officer
Robert L. Coffman, Ph.D.	$466,796	$253,792	84,000	21,000
Senior Vice President and Chief Scientific Officer
Robert Janssen	$400,000	$206,928	80,000	20,000
Chief Medical Officer and Vice President, Clinical Development and Regulatory Affairs
David Novack	$386,250	$210,000	64,000	16,000
Senior Vice President, Operations and Quality
Michael S. Ostrach	$425,000	$228,150	84,000	21,000
Senior Vice President, Chief Financial Officer and Chief Business Officer

(1) Stock options with an exercise price per share of $21.99, representing the closing price on the grant date of February 4, 2016. All options will vest over three (3) years with one third (1/3) of the shares subject to the option vesting twelve months after the grant date, and one thirty-sixth (1/36) of the shares subject to the option vesting on the last day of each month thereafter. Options are subject to approval by our stockholders of an increase in the number of shares available under the 2011 Equity Incentive Plan.

(2) These restricted stock units shall vest upon achievement of certain performance conditions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date February 9, 2016	By: /s/ DAVID JOHNSON
David Johnson Vice President